UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  July 28, 2010

USEC Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective July 28, 2010, USEC Inc. (“USEC” or the “Company”) and its wholly owned subsidiary United States Enrichment Corporation entered into a Commitment Increase Amendment to Credit Agreement (the “Amendment”) with New Alliance Bank and JPMorgan Chase, N.A., as administrative agent under the Credit Agreement (defined below).  The Amendment amends the Second Amended and Restated Revolving Credit Agreement dated as of February 26, 2010 by and among USEC, United States Enrichment Corporation, the lenders parties thereto, JPMorgan Chase Bank, N.A., as administrative and collateral agent, and the joint book managers, joint lead arrangers and other agents parties thereto (the “Credit Agreement”).  The Credit Agreement contains an accordion feature that allows USEC to expand the size of the credit facility up to an aggregate of $350 million in revolving credit commitments, subject to USEC obtaining additional commitments.  At June 30, 2010, there were no outstanding borrowings under the credit facility.

The Amendment increases the aggregate lender commitments under the credit facility by $25 million from $225 million to $250 million and increases the letter of credit sublimit from $100 million to $125 million.  The Amendment also increases the ACP Spending Basket (defined below) from $90 million to $115 million.  In the event of any additional increases in aggregate lender commitments, the letter of credit sublimit will increase dollar for dollar up to a maximum of $150 million and the ACP Spending Basket will also increase dollar for dollar up to a maximum of $165 million.

Under the terms of the Credit Agreement, the Company is subject to restrictions on its ability to spend on the American Centrifuge project. Subject to certain limitations when availability (as defined in the Credit Agreement) falls below certain thresholds, the Credit Agreement, as amended by the Amendment, permits the Company to spend up to $115 million for the American Centrifuge project over the term of the credit facility (the “ACP Spending Basket”). The credit facility does not restrict the investment of proceeds of grants and certain other financial accommodations (excluding proceeds from the issuance of debt or equity by the borrowers) that may be received from the U.S. Department of Energy (“DOE”) or other third parties that are specifically designated for investment in the American Centrifuge project.  Under this provision, the $45 million made available by DOE pursuant to a cooperative agreement entered into with DOE in March 2010 for continued American Centrifuge activities is not restricted by the credit facility or counted towards the ACP Spending Basket.  In addition to the ACP Spending Basket, the credit facility also permits the investment in the American Centrifuge project of net proceeds from additional equity capital raised by USEC, subject to certain provisions and certain limitations when availability falls below certain thresholds.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement filed as Exhibit 10.1 to the Company’s Current  Report on Form 8-K, filed on February 26, 2010.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry Into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

Exhibit
Number                      Description

10.1
Commitment Increase Amendment to Credit Agreement dated as of July 28, 2010 by and among USEC Inc., United States Enrichment Corporation, New Alliance Bank and JPMorgan Chase Bank, N.A., as administrative agent.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USEC Inc.

July 29, 2010	By:	/s/ John C. Barpoulis
John C. Barpoulis
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

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EXHIBIT INDEX

Exhibit
Number                       Description

10.1
Commitment Increase Amendment to Credit Agreement dated as of July 28, 2010 by and among USEC Inc., United States Enrichment Corporation, New Alliance Bank and JPMorgan Chase Bank, N.A., as administrative agent.